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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CHEMATCH.COM, INC.

        The name of the corporation is "CheMatch.com, Inc." (the "Corporation"). The Corporation was originally incorporated under the name "PetroChemNet Holdings, Inc."

        The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 21, 1999 and amended by a Certificate of Amendment filed with the Secretary of State of Delaware on November 29, 1999.

        This Amended and Restated Certificate of Incorporation has been declared advisable by the board of directors of the Corporation, duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

        The text of the Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in its entirety as follows:

        FIRST:  The name of the Corporation is CheMatch.com, Inc.

        SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 68,429,097, which shall consist of (i) 50,000,000 shares of common stock, at a par value of one cent ($.01) per share (the "Common Stock"), and (ii) 18,429,097 shares of preferred stock, at a par value of one cent ($.01) per share (the "Preferred Stock"). The following is a description of the limitations and relative rights of the respective classes of authorized capital stock and a statement of designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the respective classes of authorized capital stock.


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A.      Preferred Stock

        The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors (or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated). The powers of the Board with respect to the Series Terms of a particular series shall include, but not be limited to, determination of the following:

               (a) The number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

               (b) The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (d) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

               (e) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;



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               (h) The conditions or restrictions upon the creation of
        indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

               (i) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

               (j) Any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

        Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside the Certificate of Incorporation and the Preferred Stock Series Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in the Certificate of Incorporation or in the Preferred Stock Series Resolution.

        Subject to the provisions of this Article Fourth, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors (or a designated committee thereof), in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution. Except in respect of series particulars fixed by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

B.      Convertible Preferred Stock

        Of the 18,429,097 shares of authorized Preferred Stock, (i) 3,742,200 shares shall be designated and known as "Series A Convertible Preferred Stock,"
(ii) 3,556,350 shares shall be designated and known as "Series B Convertible Preferred Stock," and (iii) 6,130,547 shares shall be designated and known as "Series C Convertible Preferred Stock." The Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock collectively are sometimes referred to in this Certificate of Incorporation as the "Convertible Preferred Stock."



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        1.     Voting.

               1A. General. Except as may be otherwise provided in this Certificate of Incorporation or by law, the Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, and the presence, in person or by proxy, of stockholders holding a majority of the Convertible Preferred Stock and all other classes and series of stock of the Corporation, considered as a single class, entitled to vote thereat shall constitute a quorum at all meetings of the stockholders. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Convertible Preferred Stock is then convertible.

               1B. Board Size. Subject to the provisions of Section 1C below, the Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

               1C.    Board Seats.

                      (a) The holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation. In addition, the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together with the Series C Convertible Preferred Stock and the Common Stock, shall be entitled to elect one (1) director. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing a director pursuant to this subsection (a), the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall constitute a quorum of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock for the election of the director to be elected solely by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. A vacancy in the directorship elected by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. The director to be elected by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (a), shall serve for terms extending from the date of his or her election and qualification until the time of the next succeeding annual meeting of stockholders and until his or her successor has been elected and qualified.

                      (b) The holders of the Series C Convertible Preferred Stock shall be entitled to elect one (1) director of the Corporation. In addition, the holders of the Series C Convertible Preferred Stock, voting together with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Common Stock, shall be entitled to elect one (1)



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director. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing a director pursuant to this subsection (b), the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series C Convertible Preferred Stock shall constitute a quorum of the Series C Convertible Preferred Stock for the election of the director to be elected solely by the holders of the Series C Convertible Preferred Stock. A vacancy in the directorship elected by the holders of the Series C Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series C Convertible Preferred Stock. The director to be elected by the holders of the Series C Convertible Preferred Stock, voting separately as one class, pursuant to this subsection
(b), shall serve for terms extending from the date of his or her election and qualification until the time of the next succeeding annual meeting of stockholders and until his or her successor has been elected and qualified.

                      (c) In addition to the rights specified in Section 1C(a) and (b) hereof, the holders of 66% in interest of the Convertible Preferred Stock (excluding any shares of the Convertible Preferred Stock issued pursuant to the exercise of warrants issued pursuant to the Initial Purchase Agreement or the Series C Purchase Agreement), voting separately as one class, shall have the exclusive and special right upon the occurrence of an Event of Noncompliance (as defined in Section 8 hereof), to elect the smallest number of directors which, when added to the directorships created in subsections (a) and (b) above, shall constitute a majority of the Board of Directors of the Corporation. The special and exclusive right of the holders of the Convertible Preferred Stock, voting separately as one class to elect a majority of the Board of Directors of the Corporation shall continue until the Event of Noncompliance which gave rise to such right has been cured by the Corporation, subject to the revesting thereof upon the occurrence of each and every Event of Noncompliance subsequent thereto. With respect to the special and exclusive right of holders of Convertible Preferred Stock, voting separately as one class to elect a majority of the Board of Directors of the Corporation, the number of directors constituting the Board of Directors of the Corporation, shall, if necessary, be increased to provide a sufficient number of vacancies to permit the holders of Convertible Preferred Stock to perfect their rights hereunder. In any election of directors pursuant to this subsection (c), each holder of shares of Convertible Preferred Stock shall be entitled to one vote for each share of Convertible Preferred Stock held and no holder of Convertible Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share. The special and exclusive voting right of the holders of the Convertible Preferred Stock, voting separately as one class, contained in this subsection (c) may be exercised either at a special meeting of the holders of Convertible Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. If at any time any directorship to be filled by the holders of Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (c) has been vacant for a period of ten days, the Secretary of the Corporation shall, upon the written request of the holders of record of shares representing at least 25% of the voting power of the Convertible Preferred Stock then outstanding, call a special meeting of the holders of Convertible Preferred Stock for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date at such place as is specified in the bylaws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within ten days after personal service of said written request on him, then the holders of record of shares representing at least 25% of the voting power


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of the Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any holder of the Convertible Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the stockholders pursuant to these provisions.

        At any meeting held for the purpose of electing directors at which the holders of Convertible Preferred Stock shall have the special and exclusive right, voting separately as one class, to elect directors as provided in this subsection (c), the presence, in person or by proxy, of the holders of record of shares representing a majority of the voting power of the Convertible Preferred Stock then outstanding shall be required to constitute a quorum of the Convertible Preferred Stock for such election. At any such meeting or adjournment thereof, the absence of such a quorum of the Convertible Preferred Stock shall not prevent the election of directors other than the directors to be elected by holders of the Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (c), and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of the Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (c), and in the absence of either or both such quorums, the holders of record of shares representing a majority of the voting power present in person or by proxy of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting.

        A vacancy in the directorships to be elected by the holders of the Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (c), may be filled only by vote or written consent in lieu of a meeting of (i) the holders of a majority in interest of the Convertible Preferred Stock, acting separately as one class, or (ii) the remaining directors elected by the holders of the Convertible Preferred Stock (or by directors so elected).

        2. Dividends. Except as otherwise provided in this Section 2, the holders of shares of Convertible Preferred Stock shall not be entitled to receive dividends. When and as dividends are declared payable in cash, property or shares of the Corporation's capital stock on shares of Common Stock, the Corporation shall declare at the same time and pay to each holder of Convertible Preferred Stock a dividend equal to the dividend which would have been payable to such holder if the shares of Convertible Preferred Stock held by such holder had been converted into Common Stock on the record date for the determination of holders of Common Stock entitled to receive such dividend.

        3.     Liquidation, Dissolution and Winding-up.

               3A. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of any stock ranking on liquidation junior to the Convertible Preferred Stock, an amount for each share so held equal to the Original Purchase Price (as defined below) of such share of Convertible Preferred Stock plus an amount equal to any dividends accrued but unpaid thereon computed to the date payment


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thereof is made available. Such amount payable with respect to one share of a particular series of Convertible Preferred Stock pursuant to the preceding sentence is sometimes referred to as the "Applicable Liquidation Preference Payment" with respect to one share of such series and with respect to all shares of Convertible Preferred Stock in the aggregate is sometimes referred to as the "Convertible Liquidation Preference Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the assets to be distributed among the holders of shares of Convertible Preferred Stock shall be insufficient to permit payment to the holders of Convertible Preferred Stock of an aggregate amount equal to the Convertible Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably (based on the Applicable Liquidation Preference Payments payable with respect to each series of Convertible Preferred Stock) among the holders of Convertible Preferred Stock. For purposes hereof, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock shall rank on liquidation pari passu, and the Common Stock shall rank on liquidation junior to the Convertible Preferred Stock. The "Original Purchase Price" shall mean (i) with respect to each share of Series A Convertible Preferred Stock, $2.3484 per share; (ii) with respect to each share of Series B Convertible Preferred Stock, $2.4673 per share; and (iii) with respect to each shares of Series C Convertible Preferred Stock, $7.85 per share. The Original Purchase Price for a particular series of Convertible Preferred Stock shall be equitably adjusted in the event of any stock split, stock dividend, combination or reclassification of the outstanding shares of such series of Convertible Preferred Stock.

               3B. Participation of the Convertible Preferred Stock and Common Stock. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of the Convertible Preferred Stock shall have been paid in full the Convertible Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the shares of Convertible Preferred Stock and Common Stock in an amount per share as would have been payable had each share of Convertible Preferred Stock been converted to Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up.

               3C. Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

               3D. Consolidations, Mergers, Etc.; In-Kind Distributions. The (x) consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale or transfer by the Corporation's stockholders, in a single


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transaction or a series of related transactions, of more than 50% in voting power of the Corporation's capital stock, (each of the transactions in (x), (y) and (z) above being referred to as a "Deemed Liquidation"), shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3; provided, however, if:

               (i) the Applicable As-Converted Consideration per share to be received by the holders of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock upon such Deemed Liquidation pursuant to the provisions of Section 5G is equal to or greater five (5) times the Original Purchase Price per share for such series of Convertible Preferred Stock (but less than six
                      (6) times the Original Purchase Price per share of such series of Convertible Preferred Stock), then, not in limitation of amounts otherwise payable pursuant to
                      Section 3B above (which provisions shall remain in effect), the Applicable Liquidation Preference Payment payable with respect to such series of Convertible Preferred Stock pursuant to Section 3A only shall be reduced to an amount per share equal to the sum obtained by adding (A) the difference between six (6) times the Original Purchase Price per share for such series of Convertible Preferred Stock less the Applicable As-Converted Consideration for such series of Convertible Preferred Stock plus (B) in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available; or

               (ii) the Applicable As-Converted Consideration per share to be received by the holders of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock is equal to or greater than six (6) times the Original Purchase Price per share of such series of Convertible Preferred Stock, the Applicable Liquidation Payment for such series of Convertible Preferred Stock shall be deemed to be equal to such amount per share of such series of Convertible Preferred Stock as would have been payable had all of the shares of such series of Convertible Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of paragraph 5 herein; or

               (iii) the Applicable As-Converted Consideration per share to be received by the holders of the Series C Convertible Preferred Stock upon such Deemed Liquidation pursuant to the provisions of Section 5G is equal to or greater two
                      (2) times the Original Purchase Price per share for such series of Convertible Preferred Stock (but less than three
                      (3) times the Original Purchase Price per share of such series of Convertible Preferred Stock), then, not in limitation of amounts otherwise payable pursuant to
                      Section 3B above (which provisions shall remain in effect), the Applicable Liquidation Preference Payment payable with respect to such series of Convertible Preferred Stock pursuant to Section 3A only shall be reduced to an amount per share equal to the sum obtained by adding (A) the


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                      difference between three (3) times the Original Purchase
                      Price per share for such series of Convertible Preferred Stock less the Applicable As-Converted Consideration for such series of Convertible Preferred Stock plus (B) in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available; or

               (iv) the Applicable As-Converted Consideration per share to be received by the holders of the Series C Convertible Preferred Stock is equal to or greater than three (3) times the Original Purchase Price per share of such series of Convertible Preferred Stock, the Applicable Liquidation Payment for such series of Convertible Preferred Stock shall be deemed to be equal to such amount per share of such series of Convertible Preferred Stock as would have been payable had all of the shares of such series of Convertible Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of paragraph 5 herein.

Whenever the distributions provided for in this Section 3 shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

        4.     Restrictions.

               4A. Convertible Preferred Stock. At any time when at least 50% of the shares of Convertible Preferred Stock issued by the Corporation are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the written consent of the holders of at least 66% of the then outstanding shares of Convertible Preferred Stock (excluding any shares of the Convertible Preferred Stock issued pursuant to the exercise of warrants issued pursuant to the Initial Purchase Agreement or the Series C Purchase Agreement) given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, the Corporation will not:

                      (1) Consent to any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction);

                      (2) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;



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                      (3) Increase the number of Reserved Employee Shares (as
     defined in Section 8 hereof); or

                      (4) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock.

               4B. Series A Convertible Preferred Stock. At any time when at least 50% of the shares of Series A Convertible Preferred Stock issued by the Corporation pursuant to the Initial Purchase Agreement are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class, the Corporation will not:

                      (1) Amend, alter or repeal any provision of its certificate of incorporation or bylaws in a manner adverse to the Series A Convertible Preferred Stock; or

                      (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise.

               4C. Series B Convertible Preferred Stock. At any time when at least 50% of the shares of Series B Convertible Preferred Stock issued by the Corporation pursuant to the Initial Purchase Agreement are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series B Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class, the Corporation will not:



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                      (1) Amend, alter or repeal any provision of its
     certificate of incorporation or bylaws in a manner adverse to the Series B Convertible Preferred Stock; or

                      (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series B Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series B Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise.

                      4D. Series C Convertible Preferred Stock. At any time when at least 50% of the shares of Series C Convertible Preferred Stock issued by the Corporation pursuant to the Series C Purchase Agreement are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series C Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class, the Corporation will not:

                      (1) Amend, alter or repeal any provision of its certificate of incorporation or bylaws in a manner adverse to the Series C Convertible Preferred Stock; or

                      (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series C Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series C Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise.

        5. Conversion. The holders of shares of Convertible Preferred Stock shall have the following conversion rights:

               5A. Right to Convert. Subject to the terms and conditions of this
Section 5, the holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Convertible Preferred Stock so to be converted by the Applicable Conversion Factor (as defined below) with respect to the series of Convertible Preferred Stock so to be converted and
(ii) dividing the result by the Applicable Conversion Price (as defined below) with respect to the series of Convertible Preferred Stock so to be converted or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then by the Applicable Conversion Price as last adjusted and in effect at the date any share or shares of such series of Convertible Preferred Stock are surrendered for conversion. The "Applicable Conversion Factor" (i) for each share of Series A Convertible Preferred Stock shall be $2.3484 per share; (ii) for each share of Series B Convertible Preferred Stock shall be $2.4673 per share; and (iii) for each shares of Series C Convertible Preferred Stock shall be $7.85 per share. The initial "Applicable Conversion Price" (i) for each share of Series A Convertible Preferred Stock shall be $2.3484 per share; (ii) for each share of Series B Convertible Preferred Stock shall be $2.4673 per share; and (iii) for each share of Series C Convertible Preferred Stock shall be $7.85. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

               5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 5A and surrender of the certificate or certificates for the share or shares of Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Applicable Conversion Price with respect to such series of Convertible Preferred Stock shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               5C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall provide to such holder a certificate representing a number of shares of Common Stock equal to the quotient of all dividends accrued and unpaid on the shares of Convertible Preferred Stock so surrendered divided by the Applicable Conversion Price with respect to the series of Convertible Preferred Stock being so converted. In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

               5D. Adjustment of Applicable Conversion Price Upon Issuance of Common Stock. Except as provided in Sections 5E and 5F, if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Applicable Conversion Price with respect to a series of Convertible Preferred Stock in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in Section 5F), then, forthwith upon such issue or sale, the Applicable Conversion Price with respect to such series of Convertible Preferred Stock shall be reduced to the price determined (separately with respect to each series of Convertible Preferred Series so affected) by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Applicable Conversion Price with respect to the series of Convertible Preferred Stock so affected and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

               For purposes of this Section 5D, the following subsections 5D(1) to 5D(7) shall also be applicable:

               5D(1) Issuance of Rights or Options. Except as provided in
     Section 5E, in case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Applicable Conversion Price in effect with respect to any series of Convertible Preferred Stock immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Applicable Conversion Price with respect to any such series of Convertible Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               5D(2) Issuance of Convertible Securities. Except as provided in
     Section 5(E), in case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Applicable Conversion Price in effect with respect to any series of Convertible Preferred Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Applicable Conversion Price with respect to any such series of Convertible Preferred Stock shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Applicable Conversion Price for a particular series of Convertible Preferred Stock have been or are to be made pursuant to other provisions of this paragraph 5D, no further adjustment of such Applicable Conversion Price shall be made by reason of such issue or sale.

               5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subsection 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price with respect to any such series of Convertible Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, such Applicable Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               5D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to Section 5F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               5D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               5D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
     (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               5D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5D.

               5E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Applicable Conversion Price with respect to any series of Convertible Preferred Stock with respect to: (i) the issuance of Warrant Shares (as defined in Section 8 hereof); (ii) the issuance of shares of Common Stock upon conversion of any series of Convertible Preferred Stock; (iii) the Reserved Employee Shares (as defined in Section 8 hereof); (iv) the issuance of shares of Series B Convertible Preferred Stock pursuant to Section 1.06 of the Initial Purchase Agreement; (v) the issuance of shares of Common Stock and warrants (the "DeWitt Warrants") to purchase Common Stock of the Company to the DeWitt Principals pursuant to the Stock Repurchase Transactions (as defined in the CheMatch Reorganization Agreement (as defined in Section 8 hereof)), including the shares of Common Stock issuable to the Stockholders (as defined in the CheMatch Reorganization Agreement) upon conversion or exercise of the DeWitt Warrants; (vi) shares of Common Stock and warrants (the "Werlang Warrants") to purchase Common Stock of the Company issued to Jorge A. Werlang ("Werlang") pursuant to the terms of the Werlang Agreement (as defined in the CheMatch Reorganization Agreement), including the shares of Common Stock issuable to Werlang upon conversion or exercise of the Werlang Warrants; and (vii) shares of Common Stock issued to Fred B. Cook pursuant to the Cook Transaction (as defined in the CheMatch Reorganization Agreement).

               5F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Applicable Conversion Price in effect with respect to each share of Convertible Preferred Stock immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Applicable Conversion Price in effect with respect to each series of Convertible Preferred Stock immediately prior to such combination shall be proportionately increased.

               5G. Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place (such shares of stock, securities or assets being referred to herein with respect to each series of Convertible Preferred Stock as the "Applicable As-Converted Consideration" for such series of Convertible Preferred Stock), and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Applicable Conversion Price with respect to each series of Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               5H. Notice of Adjustment. Upon any adjustment of the Applicable Conversion Price with respect to any series of Convertible Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Applicable Conversion Price with respect to each such series resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               5I.    Other Notices.  In case at any time:

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               5J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Applicable Conversion Price in effect with respect to either series of Convertible Preferred Stock at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

               5K. No Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

               5L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

               5M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

               5N. Definition of Common Stock. As used in this Section 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of this Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 5G.

               5O. Mandatory Conversion. All outstanding shares of Convertible Preferred Stock shall automatically convert to shares of Common Stock if (i) at any time on or before August 31, 2000 the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate net proceeds from such offering to the Corporation shall be at least $25,000,000 or (ii) at any time on or after September 1, 2000 the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (x) the aggregate net proceeds from such offering to the Corporation shall be at least $25,000,000 and (y) the price paid by the public for such shares shall be at least two (2) times the Original Purchase Price per share of the Series C Convertible Preferred Stock. In either case, any obligation of the Corporation to issue any number of shares of Convertible Preferred Stock arising after the consummation of any such offering shall be satisfied in full by the issuance of the same number of shares of Common Stock. All outstanding shares of Convertible Preferred Stock shall automatically convert to shares of Common Stock at such time as less than ten percent (10%) of the aggregate number of shares of Convertible Preferred Stock issued by the Corporation pursuant to the Initial Purchase Agreement and the Series C Purchase Agreement are outstanding.

        6. Redemption. The shares of Convertible Preferred Stock shall be redeemed as follows:

               6A. Optional Redemption. The Corporation shall not have the right to call or redeem at any time all or any shares of Convertible Preferred Stock. At any time after June 21, 2004, with the approval of the holders of 66% in interest of the then outstanding shares of Convertible Preferred Stock (excluding any shares of the Convertible Preferred Stock issued pursuant to the exercise of warrants issued pursuant to the Initial Purchase Agreement or the Series C Purchase Agreement), taken together as a single class, one or more holders of shares of Convertible Preferred Stock may, by giving notice (the "Notice") to the Corporation require the Corporation to redeem all of the outstanding Convertible Preferred Stock in three equal installments, with one-third of the shares of Convertible Preferred Stock redeemed on the First Redemption Date (as defined below), with one-half of the remainder redeemed on the first anniversary of the First Redemption Date (the "Second Redemption Date") and the remainder redeemed on the second anniversary of the First Redemption Date (the "Third Redemption Date"). Upon receipt of the Notice, the Corporation will so notify all other persons holding Convertible Preferred Stock. After receipt of the Notice, the Corporation shall fix the first date for redemption (the "First Redemption Date"), provided that such First Redemption Date shall occur within one hundred and twenty (120) days after receipt of the Notice. All holders of Convertible Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Convertible Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date. The First Redemption Date, the Second Redemption Date and the Third Redemption Date are collectively referred to as the "Redemption Dates."

               6B. Redemption Price and Payment. The Convertible Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share of a particular series of Convertible Preferred Stock an amount in cash equal to the Applicable Redemption Price (as defined below) with respect to such series of Convertible Preferred Stock. The "Applicable Redemption Price" for a particular series of Convertible Preferred Stock shall mean an amount equal to the sum of (i) the greater of (A) the Fair Market Value (as defined in Section 8 hereof) of one share of such series of Convertible Preferred Stock immediately prior to the First Redemption Date and (B) the Original Purchase Price per share of such series of Convertible Preferred Stock plus (ii) any dividends declared but unpaid thereon on a share of such series of Convertible Preferred Stock, in each case computed to the date payment thereof is made available. Such payment of the Applicable Redemption Price shall be made in full on each of the Redemption Dates to the holders entitled thereto.

               6C. Redemption Mechanics. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Convertible Preferred Stock notifying such holder of the redemption and specifying the Applicable Redemption Price, the Redemption Date and the place where said Applicable Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on each Redemption Date, unless there shall have been a default in the payment of the Applicable Redemption Price, all rights of holders of shares of Convertible Preferred Stock (except the right to receive the Applicable Redemption Price) shall cease with respect to the shares being so redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of Convertible Preferred Stock to be redeemed on such redemption date, the holders of shares of Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares shall be entitled to receive interest accruing daily with respect to the unpaid Applicable Redemption Price at the rate of 10% per annum. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.



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

               6D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Convertible Preferred Stock redeemed pursuant to this Section 6 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Convertible Preferred Stock.

        7. Amendments; Waiver. Except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or this Certificate of Incorporation, no provision of this Article Fourth may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 66% in interest of the then outstanding shares of Convertible Preferred Stock (excluding any shares of the Convertible Preferred Stock issued pursuant to the exercise of warrants issued pursuant to the Initial Purchase Agreement or the Series C Purchase Agreement).

        8. Definitions. As used herein, the following terms shall have the following meanings:

               (a) The term "CheMatch Reorganization Agreement" shall mean that certain Agreement and Plan of Reorganization dated as of June 21, 1999 by and among the Corporation, PetroChemNet, Inc. and the other parties thereto.

               (b) The term "Event of Noncompliance" shall mean the violation or breach by the Corporation of its obligation to make full payment on any Redemption Date with respect to a Redemption pursuant to Section 6 hereof, and the Corporation fails to cure such violation or breach within ninety (90) days of the giving of notice in writing to any holder or holders of the Convertible Preferred Stock.

               (c) The term "Fair Market Value" shall mean an amount equal to the fair market value of a share of Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock, as the case may be, determined as follows: the Board of Directors shall endeavor in good faith to agree unanimously to the fair market value of a share of such series of Convertible Preferred Stock. If they are unable to do so within sixty (60) days after the occurrence of an event giving rise to a need to determine that fair market value then the Board of Directors shall endeavor to unanimously agree on a fair, expedient and cost-effective means of determining the fair market value of each such share of the applicable series of Convertible Preferred Stock. If they are unable to so agree with respect to a particular series of Convertible Preferred Stock, then an investment banking firm chosen by 66% in interest of the holders of the Convertible Preferred Stock (excluding any shares of the Convertible Preferred Stock issued pursuant to the exercise of warrants issued pursuant to the Initial Purchase Agreement or the Series C Purchase Agreement) and an investment banking firm chosen by the Corporation shall each calculate a value for the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock, as the case may be. In the event the difference between the valuations of a particular series of Convertible Preferred Stock is less than 20% of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between the valuations for a particular series of Convertible Preferred Stock is greater than 20% of the higher valuation, the two investment banking firms shall designate a third investment banking firm which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation of such series of Convertible Preferred Stock, and the valuation so selected shall be considered the Fair Market Value. In all events, the fees and expenses of any such investment banking firms shall be paid by the Corporation.

               (d) The term "Initial Purchase Agreement" shall mean that certain Preferred Stock and Warrant Purchase Agreement dated June 21, 1999, by and among the Corporation and the other parties named therein.

               (e) The term "Reserved Employee Shares" shall mean shares of Common Stock reserved by the Corporation from time to time for the exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors (other than representatives of the holders of the Convertible Preferred Stock) of the Corporation, not to exceed in the aggregate 5,586,150 shares of Common Stock (appropriately adjusted to reflect an event described in Section 5F hereof).

               (f) The term "Series C Purchase Agreement" shall mean that certain Preferred Stock and Warrant Purchase Agreement to be entered into on or about the date that this Certificate of Incorporation becomes effective.

               (g) The term "Warrant Shares" shall mean the shares of Convertible Preferred Stock issuable upon exercise of the Series A Convertible Preferred Stock Purchase Warrants and the Series B Convertible Preferred Stock Purchase Warrants issued pursuant to the Initial Purchase Agreement and the Series C Preferred Stock Purchase Warrants issued pursuant to the Series C Purchase Agreement.

C.      Common Stock

        1. Priority. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

        2. Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as may be otherwise provided in this Certificate of Incorporation or by law, the Common Stock shall vote together with all other classes and series of stock of the Corporation (including the Convertible Preferred Stock) as a single class on all actions to be taken by the stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for the exercise of options or warrants or conversion of the Preferred Stock) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

        3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

D.      Restatement Without Further Action

        At any time that there shall be no outstanding shares of (i) any of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and (ii) any security convertible into or exercisable for shares of any of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, then (x) Section B of this Fourth Article ("Convertible Preferred Stock") shall be without any further force and effect and (y) the Board of Directors shall be authorized to restate this Certificate of Incorporation pursuant to Article 245(b) of the Delaware General Corporation Law, without any further action by the stockholders, such that this Certificate of Incorporation shall be restated in its entirety (a) without the inclusion of Section B of this Fourth Article ("Convertible Preferred Stock") and this Section D of this Fourth Article ("Restatement Without Further Action"), (b) with Section C of this Fourth Article ("Common Stock") being redesignated as Section B of this Fourth Article and (c) with clause (ii) of the first paragraph of this Fourth Article being restated as follows: "(ii) 5,000,000 shares of preferred stock, at a par value of one cent ($.01) per share (the "Preferred Stock")."

        FIFTH: Directors, Bylaws and Action by Stockholders.

I.      Directors

        Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then serving on the Board of Directors (including for this purpose in such total any vacancies), but in no event shall the number of directors be fixed at less than five. Election of directors need not be by written ballot unless the Bylaws so provide.

        Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors and until his successor shall be duly elected and shall qualify, unless sooner displaced.

        After the date of the closing of the first public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended, and subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, to elect directors under specific circumstances, the entire Board of Directors or any individual director may be removed from office at any time, but only for cause, by the affirmative vote of the majority of the stockholders entitled to vote thereon, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.

II.     Power to Amend Bylaws

        The Bylaws may be altered or repealed and any new Bylaws may be adopted
(a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class or (b) by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, without any action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such regular or special meeting.

III.    Stockholders' Action -- Only by Meeting; Special Meetings

        Any action required or permitted to be taken by the stockholders of the Corporation after the date of the closing of the first public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended, must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders. Special meetings of the stockholders after the date set forth in the immediately preceding sentence for any purpose or purposes shall be called only upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the President, or the Secretary, signed by a majority of the directors, or by resolution of the Board of Directors.

        SIXTH:  Elimination of Certain Liability of Directors and
                Indemnification.

I.      Elimination of Certain Liability of Directors

        No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Section I of this Article Sixth shall be prospective only, and neither the amendment nor repeal of this Section I of this Article Sixth shall eliminate or reduce the effect of this Section I of this Article Sixth in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Section I of this Article Sixth would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

II.     Indemnification and Insurance

        (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section II of this Article Sixth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section II or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the foregoing indemnification of directors and officers.

        (b) Right of Claimant to Bring Suit. If a written claim from or on behalf of an indemnified party under paragraph (a) of this Section II is not paid in full by the Corporation within thirty days after such written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (c) Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section II shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        (e) Savings Clause. If this Section II or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Section II that shall not have been invalidated and to the fullest extent permitted by applicable law.

        (f) Definitions. For purposes of this Section II, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section II with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (g) Repeal or Modification. Any amendment or repeal of this Section II of this Article Sixth shall be prospective only, and neither the amendment nor repeal of this Section II of this Article Sixth shall eliminate or reduce the effect of this Section II of this Article Sixth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section II of this Article Sixth would accrue or arise, prior to such amendment or repeal.

        SEVENTH: The Corporation reserves the right to amend, change, or repeal any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

        IN WITNESS WHEREOF, CheMatch.com, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Executive Vice President this 27th day of March, 2000.


                                                   /s/ LAWRANCE W. McAFEE
                                                   -----------------------------
                                                   Lawrance W. McAfee
                                                   Executive Vice President


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